UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405 -2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.07	Submissions of Matters to a Vote of Security Holders.

The 2010 Annual General Meeting of Shareholders of AXIS Capital Holdings Limited was held on May 6, 2010. Proxies with regard to the matters voted upon at the Annual General Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Annual General Meeting and the results of voting on each such matter.

(a)	The election of the Class III Directors named below to serve until the 2013 Annual General Meeting of Shareholders. There was no solicitation in opposition to any of the nominees listed in the proxy statement, and all of the nominees were elected.

Director Name	For	Withheld	Broker Non-Votes

Geoffery Bell	108,946,185	504,084	5,280,062

Christopher V. Greetham	82,567,290	26,882,979	5,280,062

Maurice A. Keane	108,392,338	1,057,931	5,280,062

Henry B. Smith	82,578,789	26,871,480	5,280,062

(b)	The approval of the appointment of Deloitte & Touche, Hamilton, Bermuda to act as the Company’s registered public accounting firm for the fiscal year ending December 31, 2010 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the registered public accounting firm.

For	Votes Against	Abstain	Broker Non-Votes
113,976,013	702,720	51,598	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2010

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel